Exhibit 10.2
EXECUTION COPY
PLEDGE AGREEMENT
among
CHINACAST CO., LTD.
as Pledgor
LI WEI
as Pledgor
and
CHINACAST LI XIANG CO LTD
CHINACAST TECHNOLOGY (SHANGHAI) LIMITED
as Pledgee and Secured Party
Dated as of 11th August 2003

TABLE OF CONTENTS

ARTICLE I.	DEFINITIONS AND INTERPRETATION	1

ARTICLE II.	ASSIGNMENT AND PLEDGE	4

ARTICLE III.	PERFECTION OF SECURITY	5

ARTICLE IV.	REPRESENTATIONS AND WARRANTIES	6

ARTICLE V.	COVENANTS	9

ARTICLE VI.	SURETYSHIP PROVISIONS	12

ARTICLE VII.	RIGHTS AND REMEDIES	14

ARTICLE VIII.	GENERAL PROVISIONS	18

EXHIBIT A	CAPITAL CONTRIBUTION VERIFICATION REPORT

EXHIBIT B	ARTICLES OF ASSOCIATION OF CCLX

EXHIBIT C	INSTRUMENTS OF OWNERSHIP

EXHIBIT D	FORM OF INVESTMENT CERTIFICATE
 i

PLEDGE AGREEMENT
     This PLEDGE AGREEMENT (the “Agreement”) is entered into as of 11th August 2003, by and among CHINACAST CO., LTD, a limited liability company organized and existing under the laws of the PRC, (“CCL”); LI WEI, an individual and citizen of the PRC, (“LW”) (CCL and LW are referred to collectively as the “Pledgors”); ChinaCast Li Xiang Co Ltd, a limited liability company organized and existing under the laws of the PRC (hereinafter “CCLX”), and ChinaCast Technology (Shanghai) Limited, a wholly foreign-owned limited liability enterprise organized and existing under the laws of the PRC as pledgee and secured party (hereinafter “CCT Shanghai”).
RECITALS
WHEREAS, CCL and LW own respective ownership interests of 90% and 10%, representing one hundred percent (100%) of the total registered capital equity shares of CCLX;
WHEREAS, the Pledgors have made full payment of their subscribed contribution to the registered capital of CCLX, as evidenced by Capital Contribution Verification Reports (as defined below), a copy of which is attached hereto as Exhibit A;
WHEREAS, CCT Shanghai, the Pledgors and CCLX have entered into the CCLX Technical Services Agreement (as hereinafter defined), pursuant to which CCT Shanghai will provide certain Services and CCLX Equipment (each as hereinafter defined) to CCLX;
“WHEREAS, CCT Shanghai, CCL and the shareholders of CCL have entered into a technical services agreement on 15 November 2000 pursuant to which CCT Shanghai agreed to provide certain Services and CCL Equipment (as hereinafter defined) to CCL. This technical services agreement was subsequently novated pursuant to a novation agreement of even date whereby CCLX assumed, all of CCL’s rights, title and interests in and to, and CCL’s obligations under, the original technical services agreement (collectively, the “CCL Technical Services Agreement”);
WHEREAS, to support its Secured Obligations (as hereinafter defined) with respect to each of the CCL Technical Services Agreement and the CCLX Technical Services Agreement (collectively, the “Technical Services Agreements”) pursuant to which CCT Shanghai has agreed to provide, from time to time, Services and/or Equipment (as hereinafter defined) to CCLX; and
WHEREAS, it is a condition precedent to the provision of Services and ancillary Equipment by CCT Shanghai under each of the Technical Services Agreements that the Pledgors shall have made the pledge and assignment contemplated by this Agreement.
NOW THEREFORE, in consideration of the foregoing recitals which form a part of this Agreement, and the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Pledgors and CCT Shanghai hereby agree as follows:

ARTICLE I. DEFINITIONS AND INTERPRETATION
     1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
     “Affiliate” means, with respect to any Person (other than an individual), any corporation, company, partnership, association or other business entity (i) that is controlled by such Person, (ii) that controls such Person or (iii) is under common control with such Person. For purposes of this Agreement, “control” means ownership of more than 50% of the voting securities or interests in another Person, or the ability to direct the management or policies of such Person, whether by contract or otherwise.
     “Articles of Association” means the Articles of Association of CCLX dated April 30, 2003, as executed by the Pledgors (together with the amendment dated June 26, 2003), a copy of which is attached as Exhibit B hereto.
     “Capital Contribution Verification Reports” means, collectively, all capital contribution verification reports issued by an independent certified public accountant registered in the PRC who is acceptable to CCT Shanghai, as well as all reports or instruments that may be issued in replacement of, or as an addition to, any of the foregoing.
     “CCL Equipment” means all of the equipment together with associated software and technical documentation set forth in Appendix A to the CCL Technical Services Agreement.
     “CCLX Equipment” means all of the equipment together with associated software and technical documentation set forth in Appendix B to the CCLX Technical Services Agreement.
     “CCLX Technical Services Agreement” means the technical services agreement of even date between CCT Shanghai, CCL, Li Wei and CCLX.
     “Equipment” means the CCL Equipment and the CCLX Equipment (as the case may be).
     “Equipment Return Default” means an “Equipment Return Default” as defined in each of the Technical Services Agreements.
     “Final Release” means the date upon which CCLX becomes the wholly-owned subsidiary of any one of ChinaCast Communication Network Company Ltd, ChinaCast Technology (BVI) Limited or CCT Shanghai.
     “Foreclosure” means any foreclosure and exercise of legal rights with respect to the Pledged Collateral by the Pledgee upon an Equipment Return Default.
     “Governmental Authority” means any national, central, provincial, state or local government and any political subdivision thereof and any other governmental, quasi governmental, administrative, judicial, public or statutory body, ministry, department, instrumentality, agency, authority, board, bureau, corporation or commission.

     “Initial Funding Date” means the date upon which ChinaCast Communication Network Company Ltd receives all the consideration payable to it pursuant to the Series B Investment Agreement entered into between ChinaCast Communication Network Company Ltd and certain Series B investors as of July 16, 2003.
     “Instruments of Ownership” means all documents, corporate record books, corporate seals which are listed in Exhibit C.
     “Investment Certificates” means the investment certificates issued by CCLX to the Pledgors, in the form set out in Exhibit D, as well as all certificates or instruments that may be issued in replacement of, or as an addition to, any of the foregoing.
     “Material Adverse Effect” means a material adverse effect on (i) the business, operations, affairs, financial condition, assets, properties, or prospects of CCLX or any of the Pledgors, or (ii) the ability of CCLX to perform its obligations under each of the Technical Services Agreements, or (iii) the validity or enforceability of this Agreement or any of the Technical Services Agreements.
     “Ownership Rights” means the ownership interests (whether existing now or hereafter created) of a Pledgor in CCLX, including the right to receive dividends or other distributions, voting rights and all other rights and benefits attaching thereto pursuant to the Articles of Association or under applicable PRC law.
     “Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency hereof.
     “Pledgee” means the CCT Shanghai in its capacity as Pledgee.
     “Pledged Collateral” has the meaning set forth in Section 2.1.
     “Pledgor” has the meaning set out in the first paragraph of this Agreement.
     “Pledge Documents” means this Agreement and each of the Technical Services Agreements.
     “Pledgor Required Registrations” has the meaning set forth in Section 3.1.
     “PRC” means the People’s Republic of China.
     “Pre-Default Distributions” has the meaning set forth in Section 2.1.
     “Relinquishment” means the relinquishment of Ownership Rights by the Pledgors and the corresponding termination of CCT Shanghai’s security interest or a portion thereof in the Pledged Collateral pursuant to Section 2.3 of each of the Technical Services Agreements and the transfer of such Investment Certificates to CCT Shanghai, which shall occur either upon the election and notice by CCT Shanghai pursuant to the terms of each of the Technical Services Agreements, or upon the termination of this Agreement.

     “Relinquishment Date” means any date on which CCT Shanghai gives a written notice of relinquishment to CCLX pursuant Section 2.3 of each of the Technical Services Agreements.
     “Renminbi” or “RMB” means the lawful currency of the PRC.
     “SAIC” means the State Administration of Industry and Commerce of the PRC.
     “Secured Obligations” has the meaning set out in Section 2.1.
     “Secured Party” means the CCT Shanghai in its capacity as Pledgee or its designated Affiliate or third party, as the case may be.
     “Services” means those technical and other related services to be provided by CCT Shanghai to CCLX as more fully set forth in Appendix A of each of the Technical Services Agreements.
     “Transferred Equipment” has the meaning given to such term under Section 2.3 of each of the Technical Services Agreements.
ARTICLE II. ASSIGNMENT AND PLEDGE
     2.1 Pledge; Grant of Security Interest. As collateral security for the prompt and complete performance of the obligation of CCLX under Section 1.3 of each of the Technical Services Agreements (the “Secured Obligations”), and to induce CCT Shanghai to extend Services and use of Equipment pursuant to such Services at no additional charge, each Pledgor assigns, conveys, mortgages, pledges and transfers to CCT Shanghai as a continuing pledge of and security interest in all of its right, title and interest in and to the following, (collectively, the “Pledged Collateral”):
     (a) the Ownership Rights;
     (b) all Investment Certificates and all rights and options to purchase or receive interests in CCLX in which a Pledgor at any time may have or obtain any right, title or interest;
     (c) all dividends, interest, revenues, income, distributions and proceeds of any kind, whether cash, instruments, securities or other property, received by or distributable to a Pledgor in respect of, or in exchange for, the Investment Certificates or any other Pledged Collateral; and
     (d) Instruments of Ownership and any other interest that a Pledgor may have or obtain in respect of CCLX.
     provided that, notwithstanding anything to the contrary in this Section 2.1, any dividends or other distributions properly paid to a Pledgor prior to the occurrence an Equipment Return Default and in compliance with the terms of the Pledge Documents, applicable law and the constituent documents of CCLX shall not be subject to the security interest created by this Agreement and shall not constitute Pledged Collateral (collectively, “Pre-Default Distributions”).
     2.2 Continuing Security Interest. It is the intent of the Pledgors that this Agreement creates a continuing first priority security interest in the Pledged Collateral. This Agreement will remain in full force and effect until the date of Final Release. This Agreement will continue to be effective or will be reinstated, if necessary, if at any time any amount received by CCT Shanghai in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by CCT Shanghai for any reason, including the insolvency, bankruptcy, dissolution, liquidation or reorganization of CCLX, or the appointment of any intervenor or conservator of, or similar official for CCLX, or any of its properties.
ARTICLE III. PERFECTION OF SECURITY
     3.1 Approvals and Formalisation of this Agreement. The Pledgors will, on the date hereof (except for the Pledgor Required Formality set out in paragraph (iv) below which shall be completed no later than seven (7) days from the date hereof), complete all formalities which may be required in order to create and perfect a continuing first priority security interest in the Pledged Collateral in favor of CCT Shanghai prior and superior to all other security interests, mortgages, liens and other interests to the extent possible under PRC law (collectively, the “Relevant Formalities”). Such formalities shall include but not be limited to (i) recording such pledge of Ownership Rights in CCLX’s shareholders’ register; (ii) obtaining notarization of CCLX’s shareholders’ register as recorded pursuant to paragraph (i) above with a local PRC notary public, (iii) obtaining notarization of this Agreement and the Investment Certificates with a local PRC notary public and (iv) filing and recordation of CCLX’s shareholders’ register as recorded pursuant to paragraph (i) above with the appropriate SAIC (collectively, the “Pledgor Required Formalities”).
     3.2 Delivery of Certificates. Each Pledgor will deliver to CCT Shanghai, immediately upon execution of this Agreement, all Investment Certificates and Instruments of Ownership, copies of all Capital Contribution Verification Reports affixed with company chop and signed by the legal representative of CCLX and a notarial certificate evidencing the due notarization of all Investment Certificates and CCLX’s shareholders’ register as recorded pursuant to Clause 3.1(i) and this Agreement with a local PRC notary public. CCT Shanghai will hold all such Investment Certificates and Instruments of Ownership until the termination of the pledge and security interest created on the applicable Pledged Collateral and the corresponding Relinquishment of Ownership Rights.
     3.3 Pledgors Remain Liable to Perform.
     (a) Each Pledgor will at all times remain liable to observe and. perform all the obligations assumed by it in respect of the Pledged Collateral and the Pledge Documents to which it is a party and otherwise in respect of the Ownership Rights to the same extent as if this Agreement had not been executed, and the exercise by CCT Shanghai of any rights assigned under this Agreement will not release any Pledgor from any of such obligations, except upon the Final Release of the Pledged Collateral (in which case the Pledgors shall be released only with respect to obligations arising after completion of the Final Release). Unless CCT Shanghai elects to do so in writing in accordance with its rights under this Agreement, (i) CCT Shanghai will have no obligation or liability under the Pledge

Documents or the Pledged Collateral or otherwise by reason of this Agreement and (ii) CCT Shanghai will not be obliged to perform any of the obligations of any Pledgor thereunder or to make any payment or to supervise or make any inquiry as to the due performance of or take any other action to collect or enforce any claim or right in respect of the obligations of any party under the Pledge Documents or the Pledged Collateral. Except as expressly set forth herein, CCT Shanghai will have no obligation or liability towards a Pledger or CCLX by reason of this Agreement.
     (b) If CCLX fails to perform any of its obligations under each of the Technical Services Agreements, CCT Shanghai may, but will not be obliged to, procure the performance of such obligation. Any costs or expenses incurred by CCT Shanghai in connection with the foregoing shall be governed by the Technical Services Agreements and constitute Secured Obligations hereunder.
     (c) CCT Shanghai shall have no obligation to enforce any contractual obligation or claim with respect to the Pledged Collateral, or to take any other action with respect to the Pledged Collateral, except as expressly set forth in this Agreement.
     (d) Each Pledgor authorizes CCT Shanghai, in its own name, at any time and from time to time:
     (i) to give notice to any Person of CCT Shanghai’s security interest that may be necessary in order to create, perfect, maintain, protect or enforce CCT Shanghai’s security interest; and
     (ii) to communicate with CCLX with regard to any matter relating to any Pledged Collateral.
     3.4 Acknowledgment by CCLX. By the signature of its duly authorized representative hereto, CCLX is party to this Agreement and acknowledges and consents to the pledge and assignment by the Pledgors contained in this Agreement. CCLX further agrees that it will from time to time do or permit to be done every act or thing which CCT Shanghai requires for the purpose of enforcing the rights contained in this Agreement.
ARTICLE IV. REPRESENTATIONS AND WARRANTIES
     4.1 Representations and Warranties. Each Pledgor severally and not jointly represents and warrants to the Secured Party as follows:
     (a) Due Authorization: Agreements Binding. It has full power and authority to execute, deliver and perform this Agreement, and to conduct its business as currently conducted and as proposed to be conducted. Except for completing any registration or filing formalities, it has taken all necessary action to execute, deliver and perform this Agreement, and this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited (a) by applicable bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights and (b) by the application of general equitable principles (regardless of whether considered in a proceeding in equity or at law). It further represents and warrants that it has caused the directors of CCLX to vote in favor of the pledge of the Pledged Collateral to Pledgee and to duly issue a formal resolution to this effect.
     (b) Capitalization of CCLX. As of the date hereof:
     (i) CCLX’s paid-in registered capital is Thirty Million Renminbi (RMB30,000,000), which is owned by the Pledgors as follows:

	Percentage of	Aggregate Capital
	Ownership Rights	Contribution Amounts
CCL	90%	RMB 27,000,000
LW	10%	RMB 3,000,000
     (ii) All of CCLX’s registered capital required under PRC law to be contributed on or prior to the date on which this representation is made has been contributed by the Pledgors; and
     (iii) Except as described in the Pledge Documents, there are no outstanding rights or obligations of any kind for any Person to contribute additional registered capital to, or to acquire ownership interests in, CCLX.
     (c) Contracts.
     (i) Its rights in respect of CCLX are as set out in the Articles of Association, and the Articles of Association constitutes its legal, valid, binding and enforceable obligation, except as enforceability may be limited (a) by applicable bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights and (b) by the application of general equitable principles (regardless of whether considered in a proceeding in equity or at law); and
     (ii) It is not in violation of or in default under the Articles of Association, other than such defaults which would not be reasonably likely to have a Material Adverse Effect.
     (d) Pledged Collateral. The Ownership Rights and Instruments of Ownership pledged by it under this Agreement are validly issued and duly owned and held. Such Ownership Rights and Instruments of Ownership constitute all of the ownership interests in CCLX owned by such Pledgor, and there are no other ownership interests in CCLX or options or other rights to acquire or subscribe for any such interests or instruments convertible into or exchangeable or exercisable for any such interests.
     (e) Certificates. It has obtained its Investment Certificates, and CCLX has obtained all Capital Contribution Verification Reports, with respect to the capital contributed as of the date hereof.
     (f) Name, Address and Records.

     (i) The Pledgors’ names set forth in Section 8.4 are true, correct and complete. Their registered addresses, the address of each Pledgor’s principal place of business and chief executive office and its mailing address are set forth below its name in Section 8.4. Each Pledgor shall keep all records and documents relating to the Pledged Collateral at the address of its principal place of business and chief executive office; and
     (ii) The name of CCLX set forth in Section 8.4 is the true, correct and complete name of CCLX. The legal address of CCLX is [CHINESE CHARACTERS]. The address of the principal place of business and chief executive office of CCLX is as set forth in Section 8.4 or as otherwise notified in writing by Pledgors to CCT Shanghai. Such principal place of business has been duly registered with SAIC. CCLX keeps all of its corporate records, stock ledger (or its equivalent) and all records and documents relating to the Pledged Collateral only at the address indicated in Section 8.4 or such address in Shanghai as may be notified in writing by Pledgors to CCT Shanghai.
     (g) No Violations, Defaults or Liens.
     (i) Neither a Pledgor nor CCLX (A) is in violation of any applicable law, (B) is in violation of or default under any of its constituent documents or (C) is in violation of or default under any Pledge Documents or any other contractual obligation to which it is a party, other than, with respect to (A) and (C), such violations or defaults which would not have, or are not reasonably likely to have, a Material Adverse Effect on the enforceability or priority of CCT Shanghai’s security interest or such Pledgor’s ability to perform its Secured Obligations under this Agreement;
     (ii) It is the legal and beneficial owner of, and has good and valid title to, the Pledged Collateral indicated opposite its name in Section 4.1(b)(i), and it has not created or agreed (conditionally or unconditionally) to create, nor is there otherwise existing, any encumbrance over all or any of such Pledged Collateral other than CCT Shanghai’s security interest, and statutory liens which do not have or would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and
     (iii) The execution, delivery and performance of this Agreement and the grant of CCT Shanghai’s security interest by it does not and will not (A) violate any applicable law, (B) violate, or result in a default under, any of its constituent documents, (C) violate, or result in a default under, any Pledge Documents to which it is a party or any other of its material contractual Secured Obligations, or (D) result in or require the creation or imposition of any encumbrance on the Pledged Collateral other than CCT Shanghai’s security interest.
     (h) Pledgor Required Formalities. Except for completing Pledgor Required Formalities as described in Section 3.1 as required for the execution, delivery and performance of this Agreement on the date hereof and the creation, perfection, priority and enforcement of CCT Shanghai’s security interest, there is no reason to believe that any of the Relevant Formalities not yet required cannot or will not be obtained as and when required. The Pledgor Required Formalities that have been performed are in full force and effect and the Relevant Formalities that will be performed will be in full force and effect when performed. No proceeding or other action is pending or, to the best of its knowledge, threatened with respect to any Relevant Formalities and, to the best of its knowledge, all information set forth in each application and all other written material submitted by it in respect of each of the Pledgor Required Formalities was on the date provided true, correct and complete. To the extent possible under PRC law, CCT Shanghai will be entitled, without undue expense or delay, to the benefit of each of the Relevant Formalities upon the exercise of its remedies under this Agreement
     (i) Validity and Priority of Security Interests.
     (i) The description of the Pledged Collateral contained in Section 2.1 is true, correct and complete and is sufficient to describe such Pledged Collateral for the purpose of creating and perfecting CCT Shanghai’s security interest; and
     (ii) To its reasonable knowledge, (A) this Agreement, together with completion of the Pledgor Required Formalities, creates a continuing pledge of and valid and enforceable security interest in such Pledged Collateral, in favor of CCT Shanghai securing payment for the Secured Obligations; (B) to the extent that the provisions of Section 5.1(b) are complied with and CCT Shanghai maintains in possession of the Investment Certificates throughout the full term of the Agreement and to the extent that possession is required for perfection, such pledge and security interest shall at all times on and after the Initial Funding Date constitute a valid and perfected continuing first priority security interest over such Pledged Collateral in favor of CCT Shanghai securing payment of the Secured Obligations; and (C) other than the Pledgor Required Formalities, all actions necessary to create and perfect a continuing first priority security interest with respect to such Pledged Collateral and the transfer of the Investment Certificates to CCT Shanghai have been duly taken or made. There is no effective mortgage, deed of trust, financing statement, security agreement or other instrument similar in effect executed or authorized by it, or to its reasonable knowledge, by any other Person, covering all or any portion of the Pledged Collateral on file or of record in any recording office or other office of any Governmental Authority, except as have been filed pursuant to this Agreement.
     (j) Ownership of Pledgors. It is not a state-owned company or business entity as defined under PRC law.
     4.2 Survival. The representations and warranties of each Pledgor contained in this Agreement will survive the execution hereof until the date of Final Release.
ARTICLE V. COVENANTS
     5.1 Certain Affirmative Covenants. Each Pledgor severally and not jointly agrees to perform and observe each of the following covenants:
     (a) Compliance with laws, Approvals and Secured Obligations. It will comply with all applicable laws and will perform its Secured Obligations under all Pledge Documents to which it is a party and all other contractual Secured Obligations by which it is bound, except where failure to do so would not have a Material Adverse Effect on CCT Shanghai’s security interest, the Pledged Collateral or such Pledgor’s ability to perform its Secured Obligations under this Agreement. It will obtain and maintain in full force and effect, and comply with, all Pledgor Required Registrations applicable to it required from time to time and at any time for the execution, delivery, performance, admission into evidence and enforcement of the Pledge Documents or for the creation, perfection, maintenance, protection and enforcement of CCT Shanghai’s security interest, except where failure to do so would not have a Material Adverse Effect on CCT Shanghai’s security interest, the Pledged Collateral or such Pledgor’s ability to perform its Secured Obligations under this Agreement. It will furnish CCT Shanghai with true, correct and complete copies of all Pledgor Required Registrations applicable to it promptly after receipt thereof to the extent not otherwise provided to CCT Shanghai by such Pledgor.
     (b) Pledged Collateral; Contracts.
     (i) It will maintain good and valid title to the Pledged Collateral indicated opposite its name in Section 4.1(b)(i) and will at all times warrant and defend its title to, and CCT Shanghai’s first priority security interest in, such Pledged Collateral against all claims other than the CCT Shanghai’s security interest. It will also take any and all steps necessary to ensure that the Articles of Association remain in full force and effect; and
     (ii) It will complete all registration and filing formalities, and take all action that may be reasonably requested by CCT Shanghai, to ensure that CCT Shanghai has and continues to have in all relevant jurisdictions a continuing first priority security interest in the Pledged Collateral. It will deliver possession of any Pledged Collateral to CCT Shanghai or its designated agent, promptly upon acquiring rights therein, to the extent CCT Shanghai is required to perfect its interest in such Pledged Collateral by taking possession thereof.
     (c) Notice Requirements. It will give CCT Shanghai prompt notice upon becoming aware of the occurrence of any event or circumstance which has or could reasonably be expected to have a Material Adverse Effect on CCT Shanghai’s security interest, the Pledged Collateral or such Pledgor’s ability to perform its Secured Obligations under this Agreement.
     (d) Performance by CCLX. It will cause CCLX to perform its obligations and adhere to all terms and conditions and requirements set forth in each of the Technical Services Agreements.
     5.2 Certain Negative Covenants. Each Pledgor severally and not jointly agrees to perform and observe each of the following covenants:
     (a) Mergers and Sales of Assets. It will not, nor will it permit CCLX to, merge or consolidate with any Person, or liquidate or dissolve, or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions), all or a substantial portion of its assets (including receivables), whether now owned or hereafter acquired.
(b)	No Amendments of the Contracts. It will not, and will not permit CCLX to, amend the Articles of Association in any material respects.

     (c) No Security Interests, Encumbrances. It will not sell, transfer or otherwise dispose of any right or interest, legal or equitable, in, or grant, create or permit to arise or exist any encumbrance over or affecting, any of the shares of CCLX held by it, except for:
     (i) the security interest created by this Agreement; and
     (ii) statutory liens which do not have or would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.
     (d) Distributions. It will not permit CCLX to make, declare or pay any distribution, dividend or return of capital, or purchase, redeem or otherwise acquire for value any ownership interest in CCLX now or hereafter outstanding, or make any distribution of assets or property to the Pledgors, except as permitted by CCT Shanghai’s express consent.
     (e) Rights under the Pledge Documents. It will not transfer, relinquish or otherwise dispose of any of its rights and interests under the Pledge Documents or make or agree to any material amendment, modification or variation to, or waive or grant any indulgence with respect to any material right under, or make or agree to any suspension, termination or cancellation of, any of the Pledge Documents, or make or agree to any claim that any of the Pledge Documents has been frustrated.
     5.3 Ownership Rights and Changes in Capitalization.
     (a) Changes in Shares. Each Pledgor agrees that it will not permit CCLX to:
     (i) cancel or change the terms of the Ownership Rights; or
     (ii) authorize, create, or issue any additional ownership interests in CCLX except as permitted by each of the Technical Services Agreements and subject to compliance with Sections 5.3(b) and 5.3(c) below.
     (b) No Transfers. Each Pledgor agrees that it will not approve or consent to the sale, conveyance, exchange, disposition, assignment, transfer, pledge, or encumbrance of any ownership interest in CCLX by any Person, unless such ownership interest is simultaneously pledged to CCT Shanghai in full compliance with Section 5.3(c).
     (c) Additional Ownership Rights. If a Pledgor or any of its Affiliates acquires Ownership Rights in CCLX that are not subject to the security interests created by this Agreement, that Pledgor will (i) ensure that such Ownership Rights are pledged, or cause such Affiliate to pledge such Ownership Rights, in favor of CCT Shanghai as security for the Secured Obligations pursuant to an agreement substantially in the form of this Agreement and otherwise in form and substance reasonably satisfactory to the CCT Shanghai, and (ii) obtain all approvals and complete all registrations and other formalities which may be required in order to create and perfect a continuing first priority security interest in such Ownership Rights in favor of CCT Shanghai prior and superior to all other encumbrances and interests to the extent possible under PRC law.

ARTICLE VI. SURETYSHIP PROVISIONS
          6.1      Nature of Pledgor’s Secured Obligations. The obligations of each Pledgor hereunder will be absolute and unconditional under any and all circumstances. Each Pledgor’s obligations under this Agreement are independent of any obligation of the other Pledgors, and a separate action or actions may be brought and prosecuted against a Pledgor whether or not such action or actions are brought or prosecuted against the other Pledgor(s) or any other Person and whether or not the other Pledgors or any other Person is joined in any such action or actions. To the extent not prohibited by PRC law, upon the occurrence and during the continuance of an Equipment Return Default, CCT Shanghai may proceed directly and at once, without notice, against the Pledged Collateral to collect and recover the full amount or any portion of the Secured Obligations so due and payable, without first proceeding against the other Pledgor(s) or any other Person or against any other security or collateral provided by Pledgors or any other Person with respect to the Secured Obligations. Each Pledgor’s obligations hereunder are independent of, and not in consideration of or contingent upon, the existence of any other guaranty of any or all of the Secured Obligations, and the release or cancellation of any other guaranty will not affect a Pledgor’s obligations hereunder.
          6.2      Security Interest Absolute. To the extent not prohibited by PRC law, all rights of CCT Shanghai and the pledge and security interests created under this Agreement in favor of CCT Shanghai, and all Secured Obligations of the CCLX under the Pledge Documents, shall be absolute and independent irrespective of:
          (a)      approval or consent to any amendment, renewal, restatement, termination, modification or revision of any Pledge Documents;
          (b)      modification, amendment, supplement or waiver of any provision of any Pledge Documents, including changing the terms and conditions of disbursement of credit proceeds, renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on the credits or any part thereof;
          (c)      any Advance of additional funds, extension of additional credit or affording other financial accommodations to or for CCLX;
          (d)      CCT Shanghai’s acceleration or postponement of the time for performance of, or other modification, amendment, supplement or waiver of, any of the Secured Obligations, or granting a forbearance with respect thereto;
          (e)      the taking and holding of other security for the performance of any Secured Obligations, accepting additional or substituted security for the same, and exchanging, enforcing, waiving, releasing, compromising, failing to perfect and selling or otherwise disposing of any such security;
          (f)      the application of any security for the performance of any Secured Obligations and directing the order or manner of sale thereof as CCT Shanghai may determine;
          (g)      the release or discharge of Pledgors; and

          (h)      accepting, adding, settling, compromising with, releasing or substituting of endorsers, guarantors or other obligors of or with respect to the Secured Obligations.
          Each Pledgor agrees that CCT Shanghai may, at any time and from time to time, without notice to or demand upon the Pledgors, irrespective of any change in the financial condition of the Pledgors or CCLX, perform or not perform any or all of the foregoing acts without affecting the Secured Obligations of such Pledgors hereunder. Each Pledgor agrees that its Secured Obligations hereunder will not be impaired or affected in any way by the performance or non-performance by CCT Shanghai of any of the foregoing acts and that such Pledgor will not be released by any act or event which might otherwise be deemed a legal or equitable discharge of a guarantor or a surety.
          6.3      Waivers. To the extent not prohibited by applicable law, each Pledgor unconditionally and irrevocably waives:
          (a)      any right to require the CCT Shanghai to proceed against CCLX or any other Person, to proceed against or exhaust any security held by CCT Shanghai or to pursue any other remedy in CCT Shanghai’s power before proceeding against the Pledged Collateral or such Pledgor or exercising CCT Shanghai’s rights and remedies under this Agreement;
          (b)      any defense arising by reason of any disability or other similar defense of Pledgors, CCLX or any other Person, or by reason of any invalidity, ineffectiveness or unenforceability of any or all of the Secured Obligations or any Pledge Documents;
          (c)      diligence, presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, notice of the creation or incurring of new or additional indebtedness of CCLX, notice of acceptance of this Agreement and notices of any other kind whatsoever (other that notices expressly required under this Agreement);
          (d)      the filing of any claim with any court in the event of a receivership or bankruptcy;
          (e)      the benefit of any statute of limitations affecting such Pledgor’s Secured Obligations under this Agreement or the enforcement thereof;
          (f)      any defense based upon any taking, modification, impairment or release of any collateral or guaranty for any Secured Obligations, or any failure to perfect any security interest in or any other act or omission with respect to any collateral or guaranty securing payment or performance of any Secured Obligations;
          (g)      any defenses or benefits that may be derived from or afforded by law which limit the disability of or exonerate guarantors or sureties or which may conflict with the terms of this Agreement; and
          (h)      any offset or counterclaim or other right, defense or claim based on, or in the nature of, any obligation now or hereafter owed to such Pledgor by CCLX, or CCT Shanghai.
          6.4      Election of Remedies. Each Pledgor understands that the exercise by CCT Shanghai of certain rights and remedies contained in the Pledge Documents may affect or eliminate its right of subrogation and reimbursement against CCLX and that it may therefore incur a partially or totally nonreimbursable liability hereunder. Each Pledgor (a) expressly authorizes CCT Shanghai to pursue its rights and remedies with respect to the Secured Obligations in any order or fashion it deems appropriate and (b) waives any defense arising out of the absence, impairment or loss of any or all rights of recourse, reimbursement, contribution or subrogation or any other rights or remedies of such Pledgor against CCLX, any other Person or any security, whether resulting from an election by CCT Shanghai to foreclose on any Pledged Collateral by CCT Shanghai’s sale rather than judicial foreclosure, or from any other election of rights or remedies by CCT Shanghai, or otherwise.
          6.5      Information Concerning CCLX. Each Pledgor severally and not jointly represents and warrants to CCT Shanghai that such Pledgor is affiliated with CCLX and that it has, independently and without reliance on any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit decision and analysis and decision to enter into this Agreement. Each Pledgor is in a position to have continuing access to any and all relevant information bearing upon the creditworthiness of CCLX. Each Pledgor waives any requirement that CCT Shanghai advise such Pledgor of information known to CCT Shanghai regarding the financial condition or business of CCLX or a Pledgor, or any other circumstance bearing upon the risk of non-performance of the Secured Obligations, and each Pledgor assumes sole responsibility for keeping informed of each such condition and circumstance. Each Pledgor confirms that none of the Secured Party has made any representation or warranty or assumed any responsibility with respect to the enforceability of any of the Pledge Documents’ or the creditworthiness of CCLX.
          6.6      No Subrogation. Each Pledgor irrevocably waives, and agrees that it will not exercise or assert, any right of subrogation, reimbursement, indemnity, exoneration or contribution or any other claim which it may now or hereafter have against CCLX or any other Person directly or indirectly liable for the Secured Obligations, or against or with respect to CCLX’s property, and which arise from the existence, performance or enforcement of the security interest and pledge created hereunder, this Agreement or any of the other Pledge Documents. CCT Shanghai may use, sell or dispose of any Pledged Collateral as it sees fit without regard to any subrogation rights a Pledgor may have, and upon any disposition, sale, or any rights of subrogation a Pledgor may have will terminate. If any amount is paid to a Pledgor on account of such subrogation rights at any time when all the Secured Obligations have not been indefeasibly paid in full, such amount will be held in trust for the benefit of CCT Shanghai and will forthwith be paid to CCT Shanghai to be applied to the Secured Obligations in accordance with the terms of the Pledge Documents.
ARTICLE VII. RIGHTS AND REMEDIES
          7.1       Dividend and Voting Rights.
          (a)      So long as no Equipment Return Default has occurred and is continuing, the Pledgors will be entitled to exercise any and all voting and other consensual rights with respect to its Ownership Rights for any purpose not inconsistent with the terms of the Pledge Documents and to receive and retain any and all dividends and other payments in respect of its Ownership Rights.
          (b)      To the extent not prohibited by PRC law, upon the occurrence and during the continuance of an Equipment Return Default, all rights of the Pledgors to exercise voting and other consensual rights with respect to the Ownership Rights and to receive dividends and other payments in respect of the Ownership Rights will cease, and all such rights will immediately become vested solely in CCT Shanghai or its nominees. After the occurrence and during the continuance of an Equipment Return Default, any dividends and other payments in respect of the Ownership Rights received by a Pledgor will be held in trust for CCT Shanghai, and such Pledgor will keep all such amounts separate and apart from all other funds and property so as to be capable of identification as the property of CCT Shanghai and will deliver such amounts to CCT Shanghai at such time as CCT Shanghai may request in the identical form received, properly endorsed or assigned when required to enable CCT Shanghai to complete collection thereof.
          7.2      CCT Shanghai’s Rights Upon Default. To the extent not prohibited by applicable law, upon the occurrence and during the continuance of an Equipment Return Default, CCT Shanghai may take any or all of the following actions, in each case without prior notice to the Pledgors except as required under applicable law:
          (a)      give notice of the Equipment Return Default to any Person, collect dividends and other amounts constituting or payable in respect of Pledged Collateral and enforce all rights of CCT Shanghai in respect of the Pledged Collateral;
          (b)      take possession and ownership of any or all of the Pledged Collateral, wherever it may be found and hold, store and manage the same;
          (c)      foreclose its security interest upon any or all of the Pledged Collateral;
          (d)      pledge or otherwise encumber any or all of the Pledged Collateral; and
          (e)      exercise any or all other rights or remedies available to CCT Shanghai under applicable law, the other Pledge Documents or any other agreement between the parties.
If an Equipment Return Default shall have occurred and be continuing, CCT Shanghai may, at its sole discretion, exercise the foregoing rights and remedies at such times and in such manner as it deems necessary. In such Equipment Return Default, CCT Shanghai may execute and deliver to the Pledgors all documents and instruments (which will be prepared by CCT Shanghai and the Pledgors shall promptly take all actions to execute such instruments) necessary to initiate and complete all proceedings and procedures required enforce and its rights and remedies, including initiating and implementing all legal proceeding under PRC Law required to transfer ownership of the Investment Certificates.
          7.3      Right to Cause Relinquishment. Pursuant to Section 2.3 of the Technical Service Agreement, CCT Shanghai may elect to decline the return of certain Transferred Equipment and cause Relinquishment. Upon receipt of notice of Relinquishment, the Pledgors shall assign, transfer and deliver to CCT Shanghai, or its designated Affiliate or third party, free from any interest of Pledgors all of its right, title and interest in and to the corresponding amount of Investment Certificates to be transferred set forth in the notice of Relinquishment. The Pledgors shall promptly take all actions to execute any documents or instruments necessary to initiate and complete all proceedings and procedures required to transfer its Ownership Rights.

          7.4      Other Rights of CCT Shanghai. CCT Shanghai may at any time and from time to time release any right, remedy or security interest it has with respect to a particular item of Pledged Collateral without thereby releasing or in any way affecting its rights, remedies or security interest with respect to any other item of Pledged Collateral.
          7.5      Disposition of Pledged Collateral. To the extent not prohibited by applicable law, after the occurrence and during the continuance of an Equipment Return Default or an election by CCT Shanghai under Section 2.3 of each of the Technical Services Agreements,
          (a)      Upon the written request of CCT Shanghai, each Pledgor shall promptly and at its own expense assemble any or all of the Pledged Collateral owned by it and not in the possession of such Pledgor, and make it available to CCT Shanghai, at any place designated in writing by CCT Shanghai which is reasonably convenient to such Pledgor and CCT Shanghai.
          (b)      CCT Shanghai may retain ownership in or will be entitled to sell the Pledged Collateral at public or private sale with or without having any or all of the Pledged Collateral at the place of sale, upon terms, in such manner, at such time or times, and at such place or places as CCT Shanghai may determine to be commercially reasonable, and each Pledgor agrees that a private sale or a sale on extended payment terms, or in exchange for property, stock or other consideration will not for such reason alone be deemed to be commercially unreasonable. The Pledged Collateral may be sold in one lot as an entirety or in separate parcels. Pledgors are expressly authorized to grant, with or without compensation, options to purchase or acquire rights in the Pledged Collateral. CCT Shanghai may purchase any or all of the Pledged Collateral sold at any public sale and, to the extent not prohibited by applicable law, may purchase any or all of the Pledged Collateral sold at any private sale, including by a credit bid. Each Pledgor and CCLX irrevocably consent to the sale of any or all of the Pledged Collateral by CCT Shanghai.
          (c)      CCT Shanghai may, in its sole discretion, restrict the prospective bidders or purchasers at any sale as to their number, nature of business, financial or business expertise, net worth or financial resources and investment intention or on the basis of any other factors CCT Shanghai deems advisable. Any sale of the Pledged Collateral may be subject to the requirement that any purchase of all or any part of the Pledged Collateral must be for the purpose of investment and without any intention to make a distribution thereof.
          (d)      CCT Shanghai expressly agrees that it shall give at least ten days’ notice to the Pledgors of the time and place of any public sale of Pledged Collateral or of the time after which a private sale of Pledged Collateral may take place, and that such notice will constitute reasonable notice under all circumstances, except to the extent that mandatory non-waivable requirements of applicable law require a longer notice period. CCT Shanghai will not be obligated to hold any sale pursuant to any such notice and may, without notice or publication, adjourn any public or private sale by announcement at the time and place fixed for such sale, and a subsequent sale may be held at the time and place designated in such announcement without further notice or publication. To the extent not prohibited by applicable law, each Pledgor irrevocably waives any right it may have to demand of performance or other demand, advertisement, judicial hearing or notice to it (other than as set forth in this Section 7.5) or any other Person in connection with the collection, sale or other disposition of, or realization upon, the Pledged Collateral.

          (e)      Secured Party may settle, pay or discharge any or all taxes, liens, claims and other charges with respect to the Pledged Collateral, and may procure or continue insurance with respect to the Pledged Collateral. All sums expended by the Pledgors pursuant to this Section 7.5(e) will constitute Secured Obligations secured by Pledgor. CCT Shanghai will have no duty to take any action authorized by this Section 7.5(e), and no sale of the Pledged Collateral will be deemed to have been commercially unreasonable by reason of CCT Shanghai’s decision not to take any action.
          7.6      No Marshalling or Right of Redemption.
          (a)      Except to the extent required by applicable law, CCT Shanghai will not be required to marshall any Pledged Collateral or any guaranties of the Secured Obligations or to resort to any item of Pledged Collateral or any guaranty in any particular order, and CCT Shanghai’s rights with respect to the Pledged Collateral and any guaranties will be cumulative and in addition to all other rights, however existing or arising. To the extent not prohibited by applicable law, each Pledgor irrevocably waives, and agrees that it will not invoke or assert, any law requiring or relating to the marshalling of collateral or any other law which might cause a delay in or impede the enforcement of CCT Shanghai’s rights under this Agreement.
          (b)      Except as set forth herein, to the extent not prohibited by applicable law, each Pledgor irrevocably waives, and agrees that it will not invoke or assert, any rights to equity of redemption or other rights of redemption, appraisement, valuation, stay, extension or moratorium that it may have in equity, at law or otherwise with respect to any Pledged Collateral. The sale or other transfer pursuant to this Agreement of any right, title or interest of a Pledgor in any item of Pledged Collateral will operate to permanently divest that Pledgor and all Persons claiming under or through that Pledgor of such right, title or interest, and will be a perpetual bar, both at law and in equity, to any and all claims by that Pledgor or any such Person with respect to such item of Pledged Collateral.
          7.7      Application of Proceeds. Any cash held by Pledgors as Pledged Collateral and all cash proceeds received by Pledgors from any realization upon Pledged Collateral shall, in the sole discretion of CCT Shanghai be applied by CCT Shanghai in accordance with the terms of the Pledge Documents.
          7.8      CCT Shanghai’s Duties.
          (a)      The grant to CCT Shanghai under this Agreement of any right or power does not impose upon CCT Shanghai any duty to exercise such right or power. CCT Shanghai will have no obligation to take any steps to preserve any claim or other right against any Person or with respect to any Pledged Collateral.
          (b)      To the extent not prohibited by applicable law, each Pledgor waives all claims against CCT Shanghai or its respective agents arising out of the repossession, taking, retention, storage, operation or sale of the Pledged Collateral in accordance with the terms of this Agreement. Each Pledgor waives any claim it may have based on the allegation or fact that the price obtained for Pledged Collateral sold at a private sale was less than could have been obtained for the same Pledged Collateral at a public sale. All risk of loss, damage, diminution in value or destruction of the Pledged Collateral will be borne by the Pledgors.

CCT Shanghai will have no responsibility for any act or omission of any carrier, warehouseman, bailee, forwarding agency, broker, operator or any other Person.
          (c)      CCT Shanghai does not and will not make any express or implied representations or warranties with respect to any Pledged Collateral or other property released to a Pledgor or its successors and assigns.
          (d)      CCT Shanghai will be accountable only for such proceeds as CCT Shanghai actually receives as a result of the exercise of its rights under this Agreement, and delivery or other accounting of the application of such proceeds or the Pledged Collateral in accordance with the Pledge Documents by CCT Shanghai to the Pledgors will discharge CCT Shanghai of all liability therefor.
          (e)      Except as set forth in this Agreement or as required under applicable law, CCT Shanghai will have no duties or Secured Obligations under this Agreement or with respect to the Pledged Collateral.
          (f)      Notwithstanding any other provision of this Section 7.8, CCT Shanghai will have no responsibility to the Pledgors for any act or omission of CCT Shanghai, except to the extent such act or failure to act constitutes gross negligence or willful misconduct by CCT Shanghai or its agents or attorneys-in-fact.
          7.9      General. CCT Shanghai shall exercise its rights under this Article 7 in accordance with the Pledge Documents. An Equipment Return Default shall not be deemed to exist if an Equipment Return Default is waived by the CCT Shanghai.
ARTICLE VIII. GENERAL PROVISIONS
          8.1      Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the PRC.
          8.2      Dispute Resolution. The Parties shall use their best efforts to resolve all disputes arising in connection with this Agreement promptly through friendly negotiations. In the event that no settlement can be reached within 30 days following the occurrence of such dispute, the case will be referred to and finally resolved by arbitration in Beijing at the China International Economic and Trade Arbitration Commission (“CIETAC”) in accordance with its Rules then in effect (which Rules are deemed to be incorporated by reference into this section). Such arbitration shall be conducted in the English and Chinese languages by a panel of three arbitrators. One arbitrator will be appointed by the Pledgors, one arbitrator will be appointed by CCT Shanghai, and the third will be a Person mutually agreed upon by the Pledgors and CCT Shanghai. If they fail to agree within 20 days, the third arbitrator will be appointed by CIETAC pursuant to its Rules within 30 days from the date of receipt of notice to make such appointment. If selected pursuant to the immediately preceding sentence, the third arbitrator must be chosen from among the CIETAC panel of arbitrators from one of the following countries: Australia, Canada, Germany, Japan, Singapore, Sweden, Switzerland and the United States. The arbitrators will decide in their award the allocation of costs, including the arbitrators’ fees and all other costs to which the dispute may give rise. The award of the arbitrators will be final and without appeal. Any competent court may enforce such award.

          8.3      Waiver of Immunity. To the extent that a Pledgor or any of its properties has or hereafter may acquire any right to immunity from set-off, jurisdiction, process, legal proceedings, attachment prior to judgment, other attachment or execution or enforcement of judgment on the grounds of sovereignty or other grounds, that Pledgor, to the maximum extent permitted by applicable law, irrevocably waives such rights to immunity in respect of its Secured Obligations arising under or relating to this Agreement.
          8.4      Notices. All notices and other communications required or permitted hereunder shall be in the English language, in writing and shall be (i) mailed by registered or certified mail, postage prepaid; (ii) sent by facsimile or electronic mail with electronic confirmation of receipt; or (iii) delivered by hand or by an internationally-recognized overnight courier with written confirmation of receipt, addressed (a) if to a party hereto, at such Party’s address set forth below, or (b) at such other address as such Party shall have furnished to the other Parties in writing:

If to CCL:

Address:	15th Ruoy Chai International Building
No. 8 Yong An Dong Li
Jian Guo Men Wai Avenue
Beijing 100022 PRC
	Attn:	Mr Yin Jian Ping
	Tel:	86 10 6566 778
	Fax:	86 10 8528 8366
	E-mail:	yinjp@chinacast.com.cn

If to LW:
Address:	15th Floor, Ruoy Chai International Building
No. 8 Yong An Dong Li
Jian Guo Men Wai Avenue
Beijing 100022
PRC
	Tel:	86 10 65667788
	Fax:	(86) 10-8528 8366
	E-mail:	wei.li@chinacast.com.cn

If to CCLX:
Address:	15th Ruoy Chai International Building
No. 8 Yong An Dong Li
Jian Guo Men Wai Avenue
Beijing 100022
PRC
	Attn:	Mr Yin Jian Ping
	Tel:	86 10 6566 778
	Fax:	86 10 8528 8366
	E-mail:	yinjp@chinacast.com.cn

If to CCT Shanghai:

Address:	8th Floor, Tianjin Building
167 Connaught Road West
Hong Kong
	Attn:	Mr Ron Chan
	Tel:	852 2811 2389
	Fax:	852 2811 2973
	E-mail:	ronchan@chinacast.com.cn
          Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (x) in the case of personal delivery or delivery by facsimile or by electronic mail, on the date of such delivery, (y) in the case of an internationally-recognized overnight courier, on the fifth business day after the date when sent and (z) in the case of mailing, on the tenth business day following that on which the piece of mail containing such communication has been deposited in a regularly maintained receptacle for the deposit of mail, addressed and mailed as aforesaid; provided, however, that any notice to CCT Shanghai shall only be effective on receipt.
          8.5      Foreign Corrupt Practices Act. Each of the Pledgors and CCLX is aware of and understands the provisions of the United States Foreign Corrupt Practices Act of 1977, as amended, and its purposes, and is also aware of and familiar with the laws, rules and regulations of the PRC, Hong Kong the United States and any other relevant government relating to or dealing with government officials. No equityholder, officer, director or representative of a Pledgor or CCLX is a candidate for political office, or an employee, officer or representative of any government, or of any political party. In connection with any activities conducted pursuant to this Agreement, or in connection with the business of the Pledgor or CCLX as conducted prior to the date hereof, no management personnel of a Pledgor or CCLX (and to the best knowledge of the Pledgor or CCLX, no employee or agent of a Pledgor or CCLX) has directly or indirectly, offered, given or promised, and after the date hereof with respect to a Pledgor or CCLX and the Transaction, no such management personnel will directly or indirectly offer, give or promise, money or anything of value to any government official for the purposes of: (i) influencing any act or decision of such government official or political party in his, her or its official capacity; (ii) inducing such government official or political party to do or omit to do any act in violation of the lawful duty of such government official or political party; or, (iii) inducing such government official or political party to use his, her or its influence with any governmental body to effect or influence any act or decision of such governmental body; in order to assist a Pledgor or CCLX in obtaining any governmental authorization or permission from, obtaining or retaining business for or with, or directing business to, any Person or entity. Without limiting the foregoing, it is the intent of the Parties that no payments or transfers of value shall be . made which have the purpose or effect of public or commercial bribery, acceptance or acquiescence in extortion, kickbacks or other unlawful or improper means of obtaining business.
          8.6      Export Control.
The Pledgors and CCLX have not performed and will not perform any act, the occurrence of which would result in a violation of United States export control laws.
Any activities of the Pledgors or CCLX which are or may become subject to the export control laws of the United States shall not be undertaken by or with the participation of

Foreign Nationals (as defined by the relevant United States export control laws), including but not limited to citizens or nationals of the People’s Republic of China, without first obtaining any and all necessary authorization or other prior permission from the relevant United States Government authorities. The Pledgors and CCLX shall exercise best efforts to ensure that Hughes Electronics Corporation, its divisions, subsidiaries and Affiliates (collectively, “Hughes”) is provided all necessary information concerning the activities of the Pledgors or CCLX so as to permit Hughes to determine in advance whether such activities require such authorization or other prior permission.
          8.7      Access to Information. The Pledgors and CCLX shall provide or otherwise make accessible to Hughes any information which may be necessary to permit Hughes to comply or verify its compliance with United States laws, rules and regulations.
          8.8     No Activities with Armed Forces. None of the activities of the Pledgors and CCLX shall involve or otherwise relate to activities pursued by or involving the armed forces of the People’s Republic of China, including but not limited to the People’s Liberation Army or the Ministry of State Security.
          8.9      Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto, except that no Pledgor may assign or otherwise transfer all or any part of its rights or Secured Obligations under this Agreement without the prior written consent of CCT Shanghai. CCT Shanghai may assign, transfer or grant participations in respect of any or all of its rights and Secured Obligations under this Agreement in connection with an assignment, transfer or participation effected in compliance with the applicable provisions of the Pledge Documents. Upon any transfer, assignment or participation by a third party permitted under the terms of such Pledge Documents, the transferee, assignee or participant shall be entitled, to the extent of the interest transferred, to the benefit of the indemnities, tax reimbursements, rights of set-off and other rights of CCT Shanghai pursuant to the provisions of this Agreement. The acts of CCT Shanghai or the failure of CCT Shanghai to act hereunder shall be conclusive and binding on any transferee, assignee or participant of CCT Shanghai’s interest under this Agreement.
          8.10      Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together will constitute one and the same agreement.
          8.11      Severability. In the event that any provision of this Agreement becomes or is declared by a competent authority to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, and the Parties shall promptly negotiate in good faith (such negotiations to be subject to the arbitration clauses of this Agreement) a legal and enforceable replacement provision which as nearly as possible puts the Parties in the position in which they would have been were such provision not declared illegal, unenforceable or void.
          8.12      Amendment or Waiver. This Agreement and its provisions may be amended, changed, waived, discharged or terminated only by a writing signed by each of the parties hereto. CCT Shanghai may, but shall not be obligated to, enter into any such amendment, change, waiver, discharge or termination which affects its own rights, duties, immunities and liabilities under this Agreement or otherwise.

          8.13      No Third Party Beneficiaries. Except as otherwise expressly stated herein, this Agreement is intended to be solely for the benefit of the parties hereto and their respective successors and permitted assigns and is not intended to and will not confer any rights or benefits on any third party.
          8.14      Language of Agreement. This Agreement is written and executed in both the English and Chinese languages, each of which will be of equal force and effect.
          8.15      Further Assurances. At any time and from time to time upon the request of CCT Shanghai, the Pledgors will execute and deliver such further documents and instruments and do such other acts as CCT Shanghai may reasonably request in order to effect fully the purposes of this Agreement, to create, perfect, maintain and preserve the security interest in the Pledged Collateral in favor of CCT Shanghai, and to provide for the payment of the Secured Obligations and the other Secured Obligations of CCLX to CCT Shanghai in accordance with the terms of the Pledge Documents.
          8.16      Term. This Agreement shall terminate six months following termination of the CCL Technical Services Agreement or the CCLX Technical Services Agreement, whichever is later.

IN WITNESS WHEREOF, the parties, intending to be legally bound, have caused this Agreement to be signed on the date first above written.

CHINACAST CO., LTD.

By:	/s/ Yin Jian Ping

Name:	Yin Jian Ping
Title:	Director

LI WEI

/s/ (SIGNATURE)

CHINACAST TECHNOLOGY (SHANGHAI) LIMITED

By:	/s/ Chan Tye Ngou

Name:	Chan Tye Ngou
Title:	Director

CHINACAST LI XIANG CO LTD

By:	/s/ Yin Jian Ping

Name:	Yin Jian Ping
Title:	Director

EXHIBIT A
CAPITAL CONTRIBUTION VERIFICATION REPORT

公信中南会计师事务所
Gong Xin Zhong Nan Certified Public Accountants
地址：中国上海陆家浜路 804 弄 28 号 电话：63785350 邮编：200011

验 资 报 告

公会虹（2003）验字第 310 号

上海双威理想通讯网络有限公司（筹）全体股东：

我们接受委托，审验了贵公司（筹）截至 2003 年 4 月 20 日止申请设立登记的注册资本实收情况。按照国家相关法律、法规的规定和协议章程的要求出资，提供真实、合法、完整的验资资料，保护资产的安全、完整是全体股东及贵公司（筹）的责任。我们的责任是对贵公司（筹）注册资本的实收情况发表审验意见。我们的审验是依据《独立审计实务公告第 1 号—验资》进行的。在审验过程中，我们结合贵公司（筹）的实际情况，实施了检查等必要的审验程序。

根据有关章程的规定，贵公司（筹）申请登记的注册资本为人民币 3000 万元，由上海双威通讯网络有限公司（以下简称甲方）自然人辛虹（以下简称乙方）共同出资。经我们审验，截至 2003 年 4 月 20 日止，贵公司（筹）已收到全体股东缴纳的注册资本合计人民币 3000 万元。其中：货币资金 600 万元，实物资产 2400 万元。

华利信国际成员所 No.28 Lane 804 Lu Jia Bang RD Tel: (8621) 63785350, 63080296 Fax: (8621) 63084377
A member firm of MORISON INTERNATIONAL

EXHIBIT B
ARTICLES OF ASSOCIATION OF CCLX

上海双威理想通讯网络有限公司
章程

第一章 总则

第一条 根据《中华人民共和国公司法》及其他法律规定，经公司投资者一致同意，设立上海双威理想通讯网络有限公司。

第二条 公司的名称和住所

公司的名称：上海双威理想通讯网络有限公司

公司的住所：上海奉贤现代农业园区大庆路2号A区5号

第三条 本公司经奉贤县工商行政管理局注册登记后，依法取得法人资格。

公司的法定代表人： 殷继平

第四条 公司经营范围： 计算机、通信设备、网络产品研究开发、生产、销售，软件开发及通讯网建设。（以工商核准为准）

第五条 公司注册资本： 3000万元(人民币)

第六条 本公司营业期限： 2003年4月30日—— 2011年4月29日

期满根据公司的实际情况作出适当的新期限。

第七条 公司一切经营活动，要遵守国家的法律、法规，接受政府有关部门依法进行的监督检查。

第八条 本章程对公司股东、监事、经理具有约束力。

第二章 股东姓名、住所、出资方式、出资数额和缴纳出资期限

第九条 公司股东如下：

姓名	身份证号码	出资额比例
上海双威通讯网络有限公司		90%
李虹	542421196304210022	10%

上海市工商行政管
奉贤分局档案
材料证明
2003年 6月

第十条 公司成立后，将就公司股东的出资情况签发《出资证明书》。

第三章 股东的权利、义务

第十一条 股东享有下列权利：

(一)股东有权查阅股东会议记录和公司财务会计报表。

(二)股东按照出资比例分取红利。公司新增资本时，股东可以优先认缴出资。同等条件下，对他方股东的转让出资有优先购买权。

(三)参加股东会议并根据出资比例行使表决权。

(四)选举和被选举董事、监事。

(五)公司终止后，依法分得公司的剩余财产。

(六)股东之间可以相互转让全部出资或部分出资。

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股东的出资额可以依法继承。

第十二条 股东负有以下义务：

(一)在规定期限内足额缴纳公司章程中规定的各自认缴的出资额。否则，应向已足额缴纳出资的股东承担违约责任。

(二)公司注册登记后，不得抽回资金。

(三)依其所认缴的出资额承担公司债务。

第十三条 股东向股东以外的人转让其出资时必须经全体股东过半数同意；不同意转让的股东应当购买该转让的出资，如果不购买该转让的出资视为同意转让。

第十四条 股东依法转让其出资后，由公司将受让人的姓名，住所以及受让的出资额视为同意转让。

第十五条 公司设立股东会并由全体股东组成。股东会行使下列职权：

(一)决定公司的经营方针和投资计划；

(二)选举和更换由股东代表出任的监事，决定有关监事的报酬事项。

(三)审议批准执行董事的报告；

(四)审议批准监事的报告；

(五)审议或批准公司的年度财务预算方案、决算方案；

(六)审议或批准公司利润分配方案和弥补亏损方案；

(七)对公司增加或者减少注册资本作出决议；

(八)对股东向股东以外的人转让出资作出决议；

(九)对公司合并、分立、变更公司形式、解散和清算等事项作出决议；

(十)修改公司章程。

第十六条 股东会的议事方式和表决程序依《中华人民共和国公司法》的有关规定进行。

第十七条 公司每半年召开一次股东会议，由执行董事召集，全体股东参加，讨论决定公司一切重大问题。

第十八条 每次股东会会议须作详细书面记录，并由出席会议的全体股东签名。股东本人因故不能出席，可以委代理人参加。代理人出席时由代理人签名，会议记录由公司存档。

第四章 公司的机构及其产生办法

职权、议事规则

第十九条 本公司因投资人数少，所以不设立董事会只设股东会。根据《中华人民共和国公司法》第五十一条、五十二条规定，经股东会决定：殷建平为执行董事并兼任公司经理、辛虹为监事、殷建平为公司法定代表人。

第二十条 执行董事对股东会负责，执行股东会决议，行使下列职权：

(一)负责召集股东会并报告工作；

(二)执行股东会决议；

(三)主持公司的日常生产经营管理工作，决定并组织实施公司年度经营计划和投资方案；

(四)制订公司的年度财务预算方案、决算方案；

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(五)制订公司的利润分配方案和弥补亏损方案；

(六)拟订公司增加或减少注册资本的方案；

(七)拟订公司合并、分立、变更公司形式、解散的方案；

(八)决定公司内部管理机构的设置；

(九)聘任或者解聘公司副经理、财务负责人，决定其报酬；

(十)制定公司的基本管理制度及其具体规章。

执行董事行使职权时，不得违反法律、法规和公司章程的规定。

第二十一条 监事行使下列职权：

(一)检查公司财务；

(二)对董事、经理执行公司职务时违反法律、法规或者公司章程的行为进行监督。

(三)当董事、经理的行为损害公司的利益时，要求董事、经理予以纠正。

第二十二条 董事、经理不得将公司资产以其个人名义或者其他个人的名义开立账户储存。董事、经理不得以公司资产为公司的股东或者其他个人债务提供担保。同时，不得将公司资金借贷给公司股东。

第二十三条 董事、经理不得从事损害本公司利益的活动。从事上述活动的，所得收入归公司所有。

第二十四条 董事、经理执行公司职务时违反法律、行政法规或者公司章程的规定给公司造成损害，应当承担赔偿责任。

第二十五条 公司经营、管理机构由下列部门组成：财务科、供销科、生产科等。

第五章公司财务、会计

第二十六条 本公司设专职会计1名，兼职出纳1名，公司的财会制度按中华人民共和国的法律和财务规定，并报公司设立所在地税务机关备案。公司财务负责人是：

第二十七条 公司每月按期将财务会议报告送交各股东，供股东查阅和监督检查。

第二十八条 公司在分配当年税后利润时，提取利润的百分之十列入公司法定公积金，另外再提取利润的百分之五至百分之十列入公司法定公益金。公司的法定公积金不足以弥补上一年度公司亏损的，在依照前款规定提取法定公积金和法定公益金之前，先用当年利润弥补亏损。公司弥补亏损和提取法定公积金和法定公益金后所余利润，按照股东的出资比例进行分配。

第二十九条 公司的公积金用于弥补公司的亏损，扩大公司生产经营或者转为增加公司资本。

第三十条 公司提取的法定公益金用于本公司职工的集体福利。

第三十一条 公司按照国家有关法律、法规办理税务登记，按期缴纳税款和其他费用。

第六章 公司的解散事由和清算办法

第三十二条 本公司自《企业法人营业执照》签发之日起，经营期限满八年即行解散，并在三十日内办理注销登记。如需延长则在经营期限届满前七十五日内作出决议报奉贤区工商行政管理局批准，办理变更登记注册手续。

第三十三条 公司有下列情况之一的宣布解散：

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(一)公司发生严重亏损，无力继续经营；

(二)投资者不履行本章程的规定义务，致使公司无法继续经营；

(三)因自然灾害等不可抗力因素，使公司遭受严重损失无法继续经营；

(四)公司未达到经营目的，又无改善的可能；

(五)股东会或全体股东决定终止；

(六)因公司合并或者分立需要解散的；

(七)因违反法律、行政法规被依法撤销或责令关闭；

(八)因不能清偿到期债务，被人民法院依法宣告破产。

第三十四条　公司依照前条第(一)至第(六)项规定解散的，须在十五日内由全体股东组成清算组。逾期不成立清算组进行清算的，债权人可申请人民法院指定有关人员组成清算组进行清算。依照前条第(七)项规定解散的，由有关主管机关组织股东、有关机关及有关专业人员成立清算组进行清算。依照前条第(八)项规定解散的，由人民法院依照有关法律规定，组织股东、有关机关及有关专业人员成立清算组，对公司进行破产清算。

第三十五条　公司宣布解散时，即停止一切经营活动，并进入清算阶段。具体清算要求和程序依照《中华人民共和国公司法》和其他法律、法规进行。

第七章　公司章程的修改程序

第三十六条　因国家规定或公司业务的发展需要须对本章程进行修改，应遵循下列章程修改程序：

(一)全体股东对本章程修改内容进行充分讨论；

(二)修改后的章程条款内容应符合国家的有关法律、法规和政策规定；

(三)新章程须在股东会上经代表三分之二以上表决权的股东通过；

(四)新章程须经奉贤区工商行政管理局审查同意方能生效。

第八章　其他规定事项

第三十七条　其他事宜：

第三十八条　本章程的有关条款如与国家规定相抵触则按国家规定办理。

上海双威理想通讯网络有限公司

二00 三年四月三十日

股东签名、盖章：

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EXHIBIT C
INSTRUMENTS OF OWNERSHIP
Corporate Record Books
Corporate Seal
Zhengben of CCLX’S Business Licence

EXHIBIT D
FORM OF INVESTMENT CERTIFICATE